UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2012

Plains All American Pipeline, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14569	76-0582150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 713-646-4100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Amendment to Senior Secured Hedged Inventory Facility

On June 27, 2012, Plains Marketing, L.P. (“PMLP”), a wholly-owned subsidiary of Plains All American Pipeline, L.P. (the “Partnership”), entered into the First Amendment to the Third Amended and Restated Credit Agreement (the “Amendment”) among PMLP and Plains Midstream Canada ULC (“PMC”), as Borrowers; the Partnership, as Guarantor; Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer; and the other Lenders and L/C Issuers party thereto. Terms used but not defined herein have the meanings assigned to them in the Amendment, which is attached hereto as Exhibit 10.1, and in the Third Amended and Restated Credit Agreement dated August 19, 2011, a copy of which was attached as Exhibit 10.2 to the Partnership’s Form 8-K filed on August 25, 2011 (the “Original Credit Agreement” and, as amended by the Amendment, the “Amended Hedged Inventory Facility”).

Pursuant to the Amendment, (i) PMC was added as a Borrower, (ii) the committed borrowing capacity was increased from $850 million to $1.4 billion, of which $400 million (an increase from $250 million under the Original Credit Agreement) is available for the issuance of Letters of Credit, and (iii) borrowings and Letters of Credit will be available in U.S. Dollars and Canadian Dollars and provision was made for the availability of Canadian bankers acceptances. The Amendment also extends the existing Maturity Date from August 19, 2013 to August 19, 2014 and provides for one or more one-year extensions subject to applicable lender approval and other terms and conditions set forth in the Amendment. The committed amount may be increased at the option of PMLP to $1.9 billion, subject to, among other terms and conditions, obtaining additional or increased lender commitments. Credit extensions to each Borrower will be used to finance, and will be secured by, its purchased or stored hedged inventory. Payment Obligations of the Borrowers under the Amended Hedged Inventory Facility will continue to be guaranteed by the Partnership.

The provisions of the Original Credit Agreement providing for the calculation and payment of interest or fees and regarding covenants, including the financial covenants, events of default and lender remedies were substantially unchanged by the Amendment, as were the terms providing for the issuance of Letters of Credit.

The above description of the Amendment is qualified in its entirety by the terms of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Amendment to Senior Unsecured Revolving Credit Facility

On June 27, 2012, the Partnership entered into the First Amendment to Credit Agreement among the Partnership and PMC, as Borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, Wells Fargo Bank, National Association, as an L/C Issuer, and the other Lenders party thereto (the “Credit Agreement Amendment”). Pursuant to the Credit Agreement Amendment, PMC is permitted to participate as a borrower under the Amended Hedged Inventory Facility described above. The Credit Agreement Amendment also modifies the definitions of Base Rate, Eurocurrency Rate and Letters of Credit in order to conform to the definitions included in the Amended Hedged Inventory Facility.

The above description of the Credit Agreement Amendment is qualified in its entirely by the terms of the Credit Agreement Amendment, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above in Item 1.01 is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

In accordance with General Instruction B.2 of Form 8-K, the information presented under this Item 7.01 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.

On July 2, 2012, the Partnership issued a press release announcing the amendments to the credit facilities described above. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	First Amendment to Third Amended and Restated Credit Agreement dated as of June 27, 2012, among Plains Marketing, L.P. and Plains Midstream Canada ULC, as Borrowers; Plains All American Pipeline, L.P., as Guarantor; Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer; and the other Lenders and L/C Issuers party thereto.

Exhibit 10.2	First Amendment to Credit Agreement dated as of June 27, 2012, among Plains All American Pipeline, L.P. and Plains Midstream Canada ULC, as Borrowers; Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer; Wells Fargo Bank, National Association, as an L/C Issuer; and the other Lenders party thereto.

Exhibit 99.1	Press Release dated July 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

Date: July 3, 2012	By:	PAA GP LLC, its general partner
	By:	Plains AAP, L.P., its sole member
	By:	Plains All American GP LLC, its general partner

	By:	/s/ Richard McGee
Name: Richard McGee
Title: Vice President

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	First Amendment to Third Amended and Restated Credit Agreement dated as of June 27, 2012, among Plains Marketing, L.P. and Plains Midstream Canada ULC, as Borrowers; Plains All American Pipeline, L.P., as Guarantor; Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer; and the other Lenders and L/C Issuers party thereto.

10.2	First Amendment to Credit Agreement dated as of June 27, 2012, among Plains All American Pipeline, L.P. and Plains Midstream Canada ULC, as Borrowers; Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer; Wells Fargo Bank, National Association, as an L/C Issuer; and the other Lenders party thereto.

99.1	Press Release dated July 2, 2012.